UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2009

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida                           333-135585                   65-0958798

                                (State or other jurisdiction of

incorporation or organization)     (Commission File Number)  (I.R.S. Employer Identification No.)

8000 North Federal Highway, Boca Raton, Florida   07724

               (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Between May 13, 2009 and June 10, 2009, the registrant issued an aggregate of 3,902,223 shares of its common stock, $.001 par value. 1,259,615 shares were issued to three private investors for cash proceeds of $16,375.  225,000 shares were issued upon conversion of an outstanding promissory note in the principal amount of $2,925. 2,417,608 shares were issued to two officers and directors upon conversion of accrued fees and expenses in the amount of $31,429.00. There were no underwriting discounts or commissions.

The registrant claimed exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof inasmuch as no public offering was involved. The shares were not offered or sold by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising and the purchases were made for investment and not with a view to distribution. Each of the purchasers was, at the time of the purchaser’s respective purchase, an accredited investor, as that term is defined in Regulation D under the Securities Act, and had access to sufficient information concerning the registrant and the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: June 12, 2009

By: /s/ Larry Reid

---------------------------

Larry Reid

Chef Executive Officer

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